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UNITED STATES
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 14, 1997

JAYARK CORPORATION
(Exact name of registrant as specified in its character)

DELAWARE                                            0-3255
(State  or  other jurisdiction of incorporation)    (Commission  File  No.)

13-1864519
(I.R.S. Employer Identification No.)

Post Office Box 741528, Houston, Texas       77274
(Address of principal executive offices)     (Zip Code)

713-783-9184
(Registrant's telephone number, including area code)


(Former name, former address and fiscal year, if changed since last report.)

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Item 5.  Other Events

     1. On June 1, 1997 the Registrant entered into a Second Forbearance and Modification Agreement (the "Second Forbearance Agreement") with its primary lender, State Street Bank and Trust Company ("SSB"). In the Second
Forbearance  Agreement  the  Registrant  further  acknowledges   that   its
subsidiary, Rosalco, Inc. ("Rosalco") is not in compliance with certain loan covenants under its current financing agreements with SSB. The Second Forbearance Agreement provides Rosalco with a line of credit of $5,900,000 through June 30, 1997, $5,150,000 through July 31, 1997 and $4,400,000 after July 31, 1997 until August 31, 1997 (or earlier date terminating the Second Forbearance Agreement which shall occur at the happening of an event specified in said agreement) when the line of credit is due and payable.

     2. By letter dated July 2, 1997, the Registrant was notified by The Nasdaq Stock Market, Inc. that, due to the failure of its common shares to meet the $1.00 minimum bid requirement or the alternative, the Registrant's common shares will be delisted from the Nasdaq Stock Market effective with the close of business on July 10, 1997.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


JAYARK CORPORATION

Registrant

By:  /s/ David L. Koffman                         Dated:    July 14, 1997
     David L. Koffman
     President, Chief Executive Officer